Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

The Partners of
FFP Partners, L.P.:

We consent to incorporation by reference in the registration statement (No. 33-73170) on Form S-8 of FFP Partners, L.P. of our report dated March 30, 1999, relating to the consolidated balance sheet of FFP Partners, L.P. and subsidiary as of December 31, 1998, and the related consolidated statements of operations, partners' capital, and cash flows for the period ended December 31, 1998, which report appears in the December 31, 1999 annual report on Form 10-K of FFP Partners, L.P.

                                      KPMG LLP


Fort Worth, Texas
April 12, 2000